Exhibit 99.1

NAPCO Announces Fourth Quarter and Fiscal Year 2018 Results

- 4th Quarter Sales Increase 6% to a Record $27.3 Million-

-16th Consecutive Quarter of Year-Over-Year Record Sales-

-Recurring Service Revenues Grew 51% for the Year-

-Net Income for the Year Increases 37% to a Record $7.6 Million –

-Adjusted EBITDA* Increases 27% to $10.0 Million-

-Management to Host Conference Call Today at 11 a.m. ET-

AMITYVILLE, N.Y., September 4, 2018-- NAPCO Security Technologies, Inc. (NasdaqGS: NSSC), one of the world's leading solutions providers and manufacturers of high tech electronic intrusion security, Internet of Things (IoT) connected home, video and fire systems, as well as enterprise-class access control and door locking products, today announced financial results for its fourth quarter and fiscal year ended June 30, 2018.

Financial Highlights:

•	Net sales for the quarter increased 6% to a record $27.3 million as compared to $25.7 million for the same quarter last year. Net sales for the fiscal year were a record $91.7 million, a 5% increase, as compared to $87.4 million for FY2017.
•	Recurring service revenue for the quarter increased 49% to $3.4 million as compared to $2.3 million for the same quarter last year and for the fiscal year increased 51% to $12 million from $7.9 million last year. Recurring service revenue now has a prospective annual run rate of $14.2 million based on June 2018 and $14.7 million based on July 2018.
•	Net income for the quarter increased 15% to a fourth quarter record of $3.7 million from $3.2 million a year ago. Net income for the fiscal year increased 37% to a record $7.6 million from $5.6 million a year ago.
•	Earnings per share (diluted) for the quarter was $0.20, as compared to $0.17 for the same period a year ago. Earnings per share (diluted) for the fiscal year was $0.41, as compared to $0.30 for the same period a year ago.
•	Adjusted EBITDA* for the quarter increased 23% to $4.7 million from $3.8 million a year ago. Adjusted EBITDA* for the fiscal 2018 increased 27% to $10.0 million from $7.9 million in fiscal 2017.
•	As of June 30, 2018 the Company has paid off its bank debt in full.

Richard Soloway, Chairman and President, commented, “We were pleased to see our Company reaching record milestones in both sales and profits, for Q4 and fiscal 2018. This performance is a confirmation that our investments in new product development, as well as entering new market segments which provide strong avenues for sales and recurring revenue growth, have positioned NAPCO well for the future. Importantly, fiscal 2018 also saw us keep our R&D and marketing expenditures constant, an objective of ours at the beginning of the year, which resulted in delivering a record $7.6 million in net income.

This past year saw our Company continue to play a leadership role in raising the level of school safety and security preparedness, at K-12 schools, universities and colleges across the U.S. Demand has increased substantially for our integrated line of education-focused security solutions, including our advanced wireless locking and access control solutions, marketed by our Alarm Lock, Marks and Continental Access Control Divisions and also our high-technology alarm and communication systems, from our NAPCO Division. Utilizing NAPCO’s proprietary School Access-control Vulnerability Index (“SAVI”) audit system, our Company trains dealers, integrators and school personnel on how to quantitatively measure a school's security level. The index highlights deficiencies in the school’s preparedness level and creates an action plan so that security dealers and end-user school officials can address the situation.”

Mr. Soloway added, “Our StarLink® line of universal fire and intrusion alarm communicators continued to exhibit strong growth this past year, in sales and market share of the Wireless Cellular Alarm Communicator Category. Our Q4 launch of Starlink LTE fire and intrusion alarm communicators, utilizing the most advanced communication technology on the market on the Verizon network, was quite successful. With this launch, StarLink alarm communicators now offers the most extensive and complete line of alarm communication solutions in the industry. This past fiscal year recurring service revenue, propelled by the StarLink line, increased 51%, and now has a prospective annual run rate of $14.7 million based on July 2018.

StarLink Connect®, the IoT cellular communicator, exhibited solid sales growth in fiscal 2018. This RMR-generating product solution, gives alarm dealers the ability to easily upgrade existing, regular alarm system installations into connected, smart home systems. With a smart home system, consumers can remotely operate their security systems, lighting, locks, thermostats, and video cameras, from any smart device. StarLink Connect provides dealers and NAPCO with an incremental RMR growth opportunity and also capitalizes on the market potential for tens of millions of legacy security systems to be transformed into connected home systems.

NAPCO’s ArchiTech™ Series Networx Locks experienced vibrant sales growth in the past fiscal year. A unique product in the locking category, ArchiTech packages an advanced, wireless access control system in the form factor of an architecturally pleasing designer lock, infinitely customizable in a variety of finishes and hardware options. This product has positioned our Company solidly in the high growth multi-tenant housing vertical market.”

Mr. Soloway concluded “We look forward to building upon the substantial progress that has been made in fiscal 2018. We will continue to make prudent investments in R&D and marketing product solutions which provide NAPCO with sustainable, consistent sales and profit growth, for our Company’s future. With solid market positions in high-growth and recurring service revenue categories, we are encouraged by our prospects for continued sales and profit growth for the coming year and beyond.”

Financial Results

Net sales for the three months ended June 30, 2018 increased to a record fourth quarter revenue of $27.3 million, as compared to $25.7 million for the same period one year ago, an increase of 6%. Net sales for the fiscal year ended June 30, 2018 increased to $91.7 million, as compared to $87.4 million for the same period one year ago, an increase of 5%. Selling, general and administrative expenses for the quarter were $6.1 million, or 22.5% of sales, as compared to $6.4 million, or 24.9% of sales for the same period last year. Selling, general and administrative expenses for the fiscal year ended June 30, 2018 were $23.0 million, or 25.0% of sales, as compared to $23.2 million, or 26.6% of sales for the same period last year.

Operating income for the three months ended June 30, 2018 was $4.3 million as compared to $3.5 million for the same period a year ago, an increase of 24%. Operating income for the fiscal year ended June 30, 2018 was $8.4 million, as compared to $6.4 million for the same period a year ago, an increase of 32%.

Net income for the three months ended June 30, 2018 was a fourth quarter record of $3.7 million, or $0.20 per diluted share, as compared to $3.2 million, or $0.17 per share, for the same quarter last year, an increase of 15%. Net income for the fiscal year ended June 30, 2018 was a record $7.6 million, or $0.41 per diluted share, as compared to $5.6 million, or $0.30 per share, for the same period last year, an increase of 37%.

Adjusted EBITDA* for the three months ended June 30, was $4.7 million, or $0.25 per diluted share, as compared to $3.8 million, or $0.20 per diluted share, an increase of 23%. Adjusted EBITDA* for the fiscal year ended June 30, 2018 was $10.0 million, or $0.53 per diluted share, as compared to $7.9 million, or $0.42 per diluted share, an increase of 27%.

Balance Sheet Summary

At June 30, 2018, the Company had $5.3 million in cash and cash equivalents as compared to $3.5 million as of June 30, 2017. NAPCO had working capital (defined as current assets less current liabilities) of $44.3 million at June 30, 2018 as compared with working capital of $40.8 million at June 30, 2017. Current ratio (defined as current assets divided by current liabilities) was 5.6:1 at June 30, 2018 and 4.9:1 at June 30, 2017.

NAPCO Security Technologies, Inc. Annual Meeting of Stockholders

NAPCO Security Technologies, Inc. Annual Meeting is set for December 11, 2018, for shareholders of record as of October 24, 2018.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, September 4, 2018. Interested parties may participate in the call by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, about 5-10 minutes prior to the start time of 11 a.m. ET. The conference call will also be available on replay starting at 2 p.m. ET on September 4, 2018 and ending on September 11, 2018 at 11:59 p.m. ET. For the replay, please dial 1-844-512-2921 domestically, or 1-412-317-6671 for international callers, and use the replay access code 13682903. In addition, the call will be webcast and will be available on the Company's website at www.napcosecurity.com.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc. is one of the world's leading solutions providers and manufacturers of high-technology electronic security (including recurring service fee revenue), IoT connected home, video, fire alarm, access control and door locking systems. The Company consists of four Divisions: NAPCO, its security and IoT connected home segment, plus three wholly-owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2018 and 2017
(In Thousands)

ASSETS
	2018	2017
CURRENT ASSETS
Cash and cash equivalents	$5,308	$3,454
Accounts receivable, net of allowance for doubtful accounts of $195 and $155 at June 30, 2018 and 2017, respectively, and other reserves	22,738	20,275
Inventories	24,533	26,212
Prepaid expenses and other current assets	1,124	1,330
Total Current Assets	53,703	51,271
Inventories - non-current	4,401	4,367
Deferred income taxes	564	644
Property, plant and equipment, net	6,791	6,543
Intangible assets, net	7,545	7,916
Other assets	265	121
TOTAL ASSETS	$73,269	$70,862
LIABILITIES AND STOCKHOLDERS' EQUITY
	2018	2017
CURRENT LIABILITIES
Accounts payable	$4,807	$5,653
Accrued expenses	2,112	2,209
Accrued salaries and wages	2,190	2,322
Accrued income taxes	293	289
Total Current Liabilities	9,402	10,473
Long-term debt, net of current maturities	--	3,500
Accrued income taxes	414	--
TOTAL LIABILITIES	9,816	13,973
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common Stock, par value $0.01 per share; 40,000,000 shares authorized; 21,204,327 and 21,174,507 shares issued; and 18,729,082 and 18,844,657 shares outstanding, respectively	212	212
Additional paid-in capital	16,890	16,638
Retained earnings	59,420	51,771
	76,522	68,621
Less: Treasury Stock, at cost (2,475,245 and 2,329,850 shares, respectively)	-13,069	-11,732
TOTAL STOCKHOLDERS' EQUITY	63,453	56,889
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$73,269	$70,862

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended June 30, 2018 and 2017
(In Thousands, Except Share and Per Share Data)

	2018	2017
Net sales:
Equipment revenues	$23,818	$23,380
Service revenues	3,442	2,304
	27,260	25,684
Cost of sales:
Equipment related expenses	14,382	13,506
Service related expenses	740	544
	15,122	14,050
Gross Profit	12,138	11,634
Research and development	1,715	1,788
Selling, general, and administrative expenses	6,146	6,384
Operating Income	4,277	3,462
Other expense:
Interest expense, net	14	24
Income before Provision for Income Taxes	4,263	3,438
Provision for Income Taxes	566	216
Net Income	$3,697	$3,222
Income per share:
Basic	$0.20	$0.17
Diluted	$0.20	$0.17
Weighted average number of shares outstanding:
Basic	18,720,000	18,845,000
Diluted	18,764,000	18,884,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Years Ended June 30, 2018 and 2017
(In Thousands, Except Share and Per Share Data)

	2018	2017
Net sales:
Equipment revenues	$79,744	$79,436
Service revenues	12,002	7,938
	91,746	87,374
Cost of sales:
Equipment related expenses	50,962	49,102
Service related expenses	2,789	1,971
	53,751	51,073
Gross Profit	37,995	36,301
Research and development	6,630	6,723
Selling, general, and administrative expenses	22,951	23,200
Operating Income	8,414	6,378
Other expense:
Interest expense, net	81	83
Income before Provision for Income Taxes	8,333	6,295
Provision for Income Taxes	684	696
Net Income	$7,649	$5,599
Income per share:
Basic	$0.41	$0.30
Diluted	$0.41	$0.30
Weighted average number of shares outstanding:
Basic	18,788,000	18,809,000
Diluted	18,825,000	18,854,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended June 30, 2018 and 2017 (In Thousands)

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,649	$5,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,410	1,374
Change to inventory obsolescence reserve	788	(457)
Provision for doubtful accounts	40	10
Deferred income taxes	80	361
Non-cash stock based compensation expense	145	102
Changes in operating assets and liabilities:
Accounts receivable	(2,503)	(1,273)
Inventories	857	(4,785)
Prepaid expenses and other current assets	206	(394)
Tax deficiency from stock-based awards	--	134
Other assets	(151)	--
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	(657)	1,777
Net Cash Provided by Operating Activities	7,864	2,448
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(1,280)	(1,414)
Net Cash Used in Investing Activities	(1,280)	(1,414)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	(3,500)	(2,800)
Proceeds from long-term debt	--	1,500
Proceeds from stock option exercises	107	49
Tax deficiency from stock-based awards	--	(134)
Cash paid for purchase of treasury stock	(1,337)	--
Net Cash Used in Financing Activities	(4,730)	(1,385)
Net Change in Cash and Cash Equivalents	1,854	(351)
CASH AND CASH EQUIVALENTS - Beginning	3,454	3,805
CASH AND CASH EQUIVALENTS - Ending	$5,308	$3,454
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid, net	$82	$88
Income taxes paid	$186	$54
Surrender of Common Shares	11	86

NAPCO SECURITY TECHNOLOGIES, INC.
NON-GAAP MEASURES OF PERFORMANCE* (Unaudited)
(in thousands, except share and per share data)

	3 months ended June 30,		12 months ended June 30,
	2018	2017	2018	2017
Net income (GAAP)	$3,697	$3,222	$7,649	$5,599
Add back income tax expense	566	216	684	696
Add back interest expense	14	17	81	83
Operating Income (GAAP)	4,277	3,455	8,414	6,378
Adjustments for non-GAAP measures of performance:
Add back amortization of acquisition-related intangibles	93	110	371	441
Add back stock-based compensation expense	4	4	145	101
Adjusted non-GAAP operating income	4,374	3,569	8,930	6,920
Add back depreciation and other amortization	291	233	1,039	934
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)	$4,665	$3,802	$9,969	$7,854
Adjusted EBITDA* per Diluted Share	$0.25	$0.20	$0.53	$0.42
Weighted average number of Diluted Shares outstanding	18,764,000	18,884,000	18,825,000	18,854,000

* Non-GAAP Information. Certain non-GAAP measures are included in this press release, including EBITDA, non-GAAP operating income and Adjusted EBITDA. We define EBITDA as GAAP net income plus income tax expense (benefit), net interest expense, non-cash stock-based expense and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures included in the above.

Contacts:

Patrick McKillop

Director of Investor Relations

NAPCO Security Technologies, Inc.

OP: 800-645-9445 x 374

CP: 516-404-3597

pmckillop@napcosecurity.com